BY-LAWS  OF  PLUME  CREEK  SILVER  MINES,  INC


ARTICLE  I  Name  and  Location

Section  1.  The  name  of  this corporation shall be: PLUME CREEK SILVER MINES,
INC.

Section 2. Its principle offices shall be located at Clark Fork, Idaho, until otherwise fixed by the Board of Directors

Section 3. Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine

ARTICLE  II  Capital  Stock

Section 1. The amount of the capital stock shall be Five Hundred Thousand ($500,000) dollars, divided into Five Million (5,000,000) shares of one-class stock of the par value of Ten (10) cents each.

Section 2. Each stockholder shall be entitled to a certificate of stock, certifying the number of shares owned by him in the corporation.

Section 3. All certificates of stock shall be signed by the President and Secretary, and shall be sealed with the corporate seal.

Section 4. Treasure stock shall be held by the corporation, subject to the disposal of the Board of Directors, and shall neither vote nor participate in dividends.

Section 5. The corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

Section 6. Transfers of stock shall be made only on the books of the corporation, and the old certificates, properly endorsed, shall be surrendered and cancelled before a new certificate is issued. The stock books of the corporation shall be closed against transfers for a period of ten (10) days before each annual meeting of stockholders.

Section 7. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon a satisfactory proof to the Board of Directors of such loss or destruction, and upon giving of a satisfactory security by bond or otherwise against the loss to the corporation. Any such new certificates shall be plainly marked 'Duplicate' upon its face.

Section 8. The Directors may decline to recognize any transfer of shares unless a fee of not exceeding One ($1.00) Dollar a certificate is paid to the corporation in respect thereof and the instrument of transfer is accompanied by the certificate of shares to which it relates, and such evidence as the Directors may reasonably require to show the right of the transferer to make the transfer.




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Section  9.  Certificates of stock may be issued for labor, services or personal property, or real estate or leases, and the judgement of the directors as to the value of such labor, services, property, real estate or leases thereof, shall be conclusive as to all except the then existing stockholders and creditors, and as to them it shall be conclusive in the absence of actual fraud in the transaction. Any and all shares issued for the consideration prescribed or fixed in accordance with the provisions of this Section by these By-Laws shall be fully paid.

ARTICLE  III

Section 1. An annual meeting of the stockholders shall be held at 10:00 o'clock A.M., on the first day of May, of each year at the principal office of the organization, provided, however, that when such day shall fall upon a Sunday or legal holiday, the meeting shall be held on the next succeeding business day. At such meeting, the stockholders shall elect directors.

Section 2. A special meeting of the stockholders to be held at the same place as the annual meeting may be called at any time by the President, and in his absence, by the vice President or by the directors. It shall be the duty of the Directors, President or Vice President, to call such a meeting whenever so requested by the stockholders holing Fifty (50%) percent or more of the issued and outstanding stocks.

Section 3. Notice of the time and place of all annual and special meetings and the purpose or purposes for which the meeting is called, shall be mailed by the Secretary to each stockholder at least ten (10) days before the date thereof.

Section 4The President, or in his absence, the Vice President, shall preside at all such meetings.

Section 5. At every such meeting each stockholder shall be entitled to cast one vote for each share of stock held in his name, which vote may be cast by him, either in person or by proxy. All proxies shall be in writing and shall be filed with the Secretary and by him entered of record in the minutes of the meeting.

Section 6. Every stockholder shall the right to vote, in person or by proxy, for the number of shares of stock owned by him, for as many persons as there are Directors or managers to be elected, or to accumulate said shares and give one candidates as many votes as the number of Directors multiplied by the number of shares of stock shall equal or to distribute them on the same principal among as many candidates as he shall think fit.

Section 7. A quorum for the transaction of business at any such meeting shall consist of such number of members as representing a majority the shares of stock issued and outstanding, but the stockholders present at any meeting, though less than a quorum, may adjourn the meeting to a future time.

Section 8. The stockholders shall have power, by majority vote at any such meeting, to remove any director or officer from office.









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ARTICLE  IV  Directors

Section 1. The business and property of the corporation shall be managed by a Board of at least three (3) directors, who shall be elected by the stockholders. Each director shall be a stockholder and shall receive such compensation for his services as directors of the board may from time to time fix. The number of directors may be changed from time to time by unanimous vote of the directors, such change to become effective at the next annual stockholders' meeting and election.

Section 2. Directors shall be elected at the annual meeting of the stockholders by a plurality vote for a term of one (1) year. Each director shall hold office until his successor shall have been duly elected and qualified.

Section 3. Regular meetings of the directors shall be held in the principal office of the corporation immediately after the adjournment of each annual stockholders' meeting, and at such time and place as the Board of Directors may time to time determine.

Section 4. Special meetings of the Board of Directors to be held in the principle office of the corporation may be called by the President or in his absence, by the vice President. By unanimous consent of the directors' special meeting of the Board may be held without notice at any time or place.

Section 5. Vacancies in the Board of Directors caused either by death, resignation or otherwise, shall be filled by a majority of the remaining members of the Board attending a special meeting called for the purpose, even though less than a quorum be present. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

Section 6. Notice of all special meetings of the Board of Directors shall be given each director by the secretary by at least htr4ee (3) days service of the same by telephone, telegram, by letter or person.

Section 7. A majority of the whole Board of Directors of the corporation, at a meeting duly assembled, shall be necessary at all meetings to constitute a quorum for the transaction of business and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn a meeting which may be held on a subsequent date without further notice, provided a quorum be present at such deferred meeting.

Section 8. The directors shall elect the officers of the corporation and fix their salaries and other compensation or benefits, if any. Such election shall be held at the directors' annual meeting following each annual stockholders' meeting. An officer may be removed at any time by a two-thirds (2/3) vote of the Board of Directors.

Section 9. At each stockholders' meeting, the directors shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the corporation and of the condition of its tangible property.







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ARTICLE  V  Officers

Section 1. The officers of this corporation shall be a President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected for one year by the directors at their first meeting after the annual meeting o stockholders, and who shall hold office until their successors are elected and qualify. No one shall be eligible for the office of President, or Vice President, who is not a director of the corporation. Any such officer who ceases to be a director shall cease to hold office as President or vice President as soon as his successor is elected and qualified. The office of Secretary and Treasurer may held by one person.

Section  2.

The president shall preside at all directors' and stockholders' meetings, shall have general supervision over the affairs of the corporation and over the other officers, shall sign all stock certificates and written contracts of the corporation and counter-sign all checks as otherwise provided in Article VI,
Section 2 hereof, and shall submit and make report to the Board of Directors and stockholders and shall perform all such other duties as are incident to his office or as required by him by the Board of Directors. In case of the absence or disability of the President, his duties shall be performed by the Vice President.

Section 3. The secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same shall have custody of the corporate seal, shall attest with his signature and impress with the corporate seal all stock certificates and written contracts of the corporation, and shall perform all such other duties as are incident to his office and as may be assigned to him from time to time by the Board of Directors.

Section 4. The Treasurer shall have custody of all monies and securities of the corporation, and shall give bond in such sum and with such sureties as the directors may require, conditioned upon the faithful performance of the duties of his office, he shall sign all checks of the corporation, except as otherwise noted in Article VI, Section 2, hereof, shall keep regular books of accounts and shall submit them together with all his vouchers, receipts, records, and other papers to the directors for their examination and approval a often as they may require and shall perform all such other duties as are incident to this office, and that may be assigned to him from time to time by the Board of Directors.

Section 5. Vacancies in any office arising from any cause may be filed by the Directors at any regular meeting.

Section 6. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient for the business of the corporation, who shall hold offices for such terms and shall exercise such power and perform such duties in the management of the property and affairs of the corporation as shall be determined from time to time by the Board of Directors.

Section 7. The salaries, compensation and benefits of all officers of the corporation shall be fixed by the Board of Directors.







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ARTICLE  VI  -  Dividends  &  Finance

Section 1. Dividends may be declared by the Board of Directors and paid from the net earnings of the corporation or from the surplus of its assets over it's liabilities, including capital, as computed in accordance with the laws of the State of Idaho, but not otherwise. When the directors shall so determine, dividends may be paid in stock.

Section 2. The monies of the corporation shall be deposited in the name of the corporation in such Bank or Trust Company or Trust Companies as the Board of Directors shall designate, and shall be drawn out only by check, signed by a person or persons designated by resolution of the Board of Directors.

ARTICLE  VII  -  Books  and  Records

Section 1. The corporation shall keep its principal office in the State of Idaho, a certified copy of its Articles or Incorporation and By-Laws, and all amendments thereto, and shall keep also and maintain a corporate stock ledger revised semi-annually containing the names alphabetically arranged, of all persons ho are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively. Except as herein stated, the books, accounts and records of the corporation may be kept outside the State of Idaho, at such place or places as the Board of Directors may from time to time determine.

ARTICLE  IX  -  Corporate  Seal

This  corporation  adopts  as  its  corporate  seal  the  following  device:

ARTICLE  X  -  Miscellaneous

(1) No debts shall be contracted by this corporation except by the order of an authorized officer of the directors of the company.

(2) The order of business at all meetings of the stockholders or directors shall be as follows:
     (a)  Reading  of  notice  of  meeting;
     (b)  Special  business  for  which  meeting  was  called;
     (c)  Reading  of  minutes  of  last  meeting;
     (d)  Reports  of  officers;
     (e)  Other  business.

(3) At any stockholder meeting, the president and other presiding officers shall, at the opening of the meeting, appoint two (2) tellers who shall list the stock represented in person and by proxy, and collect and tabulate the vote of the stockholders on any questions coming before the meeting which is to be decided by ballot.













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STATE  OF  IDAHO    )
                  )  ss.
County  of  Kootenai)

Roy Anderson and Evelyn Anderson President and Secretary, respectively, do hereby certify that the hereunto attached instrument is a full, true and complete copy of the By-Laws of Plume Creek Silver Mines, Inc.

In witness whereof, I have hereunto set my and affixed my official seal of said corporation on this 6th day of April, 1970.

/s/  Roy  Anderson,  President

/s/  Evelyn  Anderson,  Secretary

Subscribed and sworn to before me on this 6th day of April, 1970. /s/ H.S. Sanderson
Notary  Public  in  and  for  the  State  of  Idaho
Residing  at  Coeur  d'Alene,  Idaho.
My  commission  expires  12-30-71

The foregoing By-Laws of Plume Creek Silver Mines, Inc. were adopted at an organization meeting of the stockholders of said corporation on the 6th day of April, 1970, at Coeur d'Alene, Kootenai County, Idaho, at 10:00 o'clock A.M.

/s/  Roy  Anderson,  President

Attest:

/s/  Evelyn  Anderson,  Secretary